EXHIBIT 99.1

RISK FACTORS

Our business is subject to various risks and uncertainties that may have a material adverse effect on our business, financial condition or results of operations. You should carefully consider the risks and uncertainties described below, together with all of the other information included in this Form 8-K, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and our most recent Annual Report on Form 10-K for the year ended December 31, 2013. Our business faces significant risks and uncertainties, and those described below may not be the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also significantly impair our business, financial condition or results of operations. If any of these risks or uncertainties occur, our business, financial condition or results of operations could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

RISKS RELATED TO OUR BUSINESS

Our recently-announced collaboration agreement with Janssen Biotech, Inc., or Janssen, has not yet become effective. Our failure to cause the collaboration agreement to become effective would have a material adverse effect on our financial condition, business prospects and the price of our common stock.

In November 2014, we entered into an exclusive collaboration and license agreement, or the Collaboration Agreement, with Janssen to develop and commercialize imetelstat worldwide for oncology, including hematologic myeloid malignancies, and other human therapeutic uses. Under the terms of the Collaboration Agreement, we have granted to Janssen exclusive worldwide rights to develop and commercialize imetelstat for all indications, and Janssen is responsible for the development of, seeking regulatory approval for, and commercializing imetelstat worldwide. However, the Collaboration Agreement is not yet effective and may never become effective. In this regard, effectiveness of the Collaboration Agreement is conditioned on the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If the Collaboration Agreement does not become effective, then we will not receive any of the anticipated benefits of the Collaboration Agreement, including financial payments, which would materially and adversely affect our imetelstat development plans, and we would need to undertake development, manufacturing, regulatory and commercialization activities for imetelstat solely at our own expense. This, in turn, would have a material adverse effect on our financial condition, business prospects and the price of our common stock.

If Janssen does not elect to continue the development of imetelstat through a Continuation Decision, our business and business prospects would be significantly harmed.

Under the terms of the Collaboration Agreement, Janssen is not obligated to make any additional payments to us (apart from the initial upfront payment should the Collaboration Agreement become effective) until such time as it affirmatively elects to continue to advance the development of imetelstat, or the Continuation Decision, following the protocol-specified primary analysis of a Phase 2 clinical trial in myelofibrosis, or the Phase 2 MF Results, or, if the Phase 2 clinical trial in myelofibrosis, or the Initial Phase 2 MF Study, is terminated early or suspended for an extended period of time, within a certain time period thereafter. The timing of Janssen’s Continuation Decision and whether Janssen elects to continue further clinical development of imetelstat also affects the timing and availability of our opt-in decision to share further U.S. development and promotion costs and be eligible for higher tiered royalty rates and potential future milestone payments, or the U.S. Opt-In Rights, as well as our election to co-promote in the U.S., or the U.S. Co-Promotion Option. If the Initial Phase 2 MF Study is terminated early, suspended for an extended period of time, or is otherwise unsuccessful, Janssen may determine not to elect to continue further clinical development of imetelstat, in which case, the Collaboration Agreement would terminate, we would not be eligible for any further payments from Janssen under that agreement and our business and business prospects would be severely and adversely harmed.

We are dependent upon our collaborative relationship with Janssen to further develop, manufacture and commercialize imetelstat, our sole product candidate. If Janssen fails to perform as expected, the potential for us to generate future revenues from milestone payments and royalties from imetelstat would be significantly reduced, the development and/or commercialization of imetelstat may be terminated or substantially delayed, and our business would be severely harmed.

Under the terms of the Collaboration Agreement, we and Janssen will create a joint governance structure, including joint development and steering committees and working groups, to oversee and manage worldwide regulatory, development, manufacturing and commercialization activities for imetelstat; however, Janssen will be solely responsible for the operational implementation for those activities. Accordingly, the timely and successful completion by Janssen of those activities will significantly affect the timing and amount of any revenues from milestone payments and royalties we may receive under the Collaboration Agreement, and these activities will be influenced by, among other things, the efforts and allocation of resources by Janssen, none of which we control. If Janssen does not perform in the manner we expect or fulfill its responsibilities in a timely manner, or at all, the clinical development, manufacturing, regulatory approval and commercialization efforts related to imetelstat could be delayed or terminated, and it could become necessary for us to assume the responsibilities for the clinical development, manufacturing, regulatory approval or commercialization of imetelstat at our own expense. Accordingly, there can be no assurance that any of the development, regulatory or sales milestones will be achieved or that we will receive any future milestone or royalty payments under the Collaboration Agreement.

In addition, our collaboration with Janssen may be unsuccessful due to other factors, including the following:

  Janssen may choose to terminate the Collaboration Agreement for convenience;

  Janssen may choose not to affirmatively elect to continue to advance the development of imetelstat through a Continuation Decision;

  the Phase 2 MF Results and/or the Phase 2 clinical trial in myelodysplastic syndrome, or the Initial Phase 2 MDS Study, may be negative or inconclusive, or Janssen may observe safety issues in either of these studies, which may result in Janssen electing not to continue further clinical development of imetelstat in which case, we would receive no further payments from Janssen under the Collaboration Agreement;

  Janssen may choose not to develop and commercialize imetelstat in all relevant markets or for one or more indications, if at all;

  Janssen may take considerably more time advancing imetelstat through the clinical and regulatory process than we currently anticipate, which could materially delay the achievement of milestones and, consequently the receipt of milestone payments from Janssen, and ultimately, any royalties on worldwide net sales;

  it may be difficult for us to prove that Janssen breached its obligation to use “commercially reasonable efforts” with regard to the development, regulatory approval, manufacture and commercialization of imetelstat under the Collaboration Agreement;

  Janssen may not dedicate the resources that would be necessary to carry imetelstat through clinical development or may not obtain the necessary regulatory approvals, and this would delay the achievement of development, regulatory or sales milestones;

  subject to our election of the U.S. Co-Promotion Option, Janssen will be responsible for all aspects of the commercialization of imetelstat worldwide, including pricing decisions which would affect the royalties on worldwide net sales we could receive;

  Janssen may change the focus of its commercialization efforts or prioritize other programs more highly and, accordingly, reduce the efforts and resources allocated to imetelstat, which would have the direct effect of reducing our share of potential co-promotion activities since the extent of our U.S. Co-Promotion Option is limited to a percentage of overall promotion activities under the Collaboration Agreement;

  upon assuming manufacturing responsibilities for imetelstat, after a transition period, Janssen may fail to manufacture or supply sufficient quantities of imetelstat for use in planned clinical trials which could delay or suspend any imetelstat clinical activities;

  Janssen may fail to develop a commercially viable formulation or manufacturing process for imetelstat, and may fail to manufacture or supply sufficient quantities of imetelstat for commercial use, if approved, which would result in lost sales revenue and reduced royalties for us;

  Janssen may not comply with all applicable regulatory requirements or may fail to report safety data in accordance with all applicable regulatory requirements, which could delay or suspend clinical activities being performed by Janssen or by us; and

  if Janssen is acquired during the term of our collaboration, the acquirer may have different strategic priorities that could cause it to terminate the Collaboration Agreement or reduce its commitment to our collaboration.

Under the terms of the Collaboration Agreement, Janssen is not obligated to make any additional payments to us (apart from the initial upfront payment should the Collaboration Agreement become effective) until it makes an affirmative Continuation Decision following the Phase 2 MF Results, or, if the Initial Phase 2 MF Study is terminated early or suspended for an extended period of time, within a certain time period thereafter. The timing of Janssen’s Continuation Decision and whether Janssen elects to continue further clinical development of imetelstat also affects the timing and availability of our decision regarding U.S. Opt-In Rights, as well as our election of the U.S. Co-Promotion Option. If the Initial Phase 2 MF Study is terminated early, suspended for an extended period of time, or is otherwise unsuccessful, Janssen may determine not to elect to continue further clinical development of imetelstat, in which case, the Collaboration Agreement would terminate, we would not be eligible for any further payments from Janssen under that agreement and our business and business prospects would be severely and adversely harmed.

There may be disagreements between Janssen and Geron during the term of the Collaboration Agreement, and if they are not settled amicably or in the favor of Geron, the result my harm our business.

We are subject to the risk of possible disagreements with Janssen, including those regarding the development and/or commercialization of imetelstat, interpretation of the Collaboration Agreement and ownership of proprietary rights. In addition, in certain circumstances we may believe that we have achieved a particular milestone and Janssen may disagree with our belief. In that case, receipt of that milestone payment may be delayed or may never be received, which would adversely affect our financial condition and may require us to adjust our operating plans.

While the Collaboration Agreement provides for a joint governance structure to oversee and manage worldwide regulatory, development, manufacturing and commercialization activities for imetelstat, Janssen generally will, subject to limited exceptions, have the deciding vote in the event of any disagreement. In any event, the joint governance structure contemplated by the Collaboration Agreement will be dissolved in the event that we do not exercise our U.S. Opt-In Rights, which would preclude our ability to participate in any further decision-making for imetelstat. Reliance on a joint governance structure also subjects us to the risk that changes in key management personnel that are members of the various joint committees may materially and adversely affect the functioning of these committees, which could significantly delay or preclude imetelstat development and/or commercialization. As a result of possible disagreements with Janssen, we also may become involved in litigation or arbitration, which would be time-consuming and expensive.

If Janssen terminates the Collaboration Agreement, it would severely and adversely affect our business prospects and the future of imetelstat, our sole product candidate.

Janssen may terminate the Collaboration Agreement at any time for convenience. Any termination of the Collaboration Agreement by Janssen at any time would have a material adverse effect on our results of operations, financial condition, business prospects and the future of imetelstat, any of which may cause us to cease operations.

In addition, if Janssen terminates the Collaboration Agreement, then depending on the timing of such event:

  we would no longer have the right to receive any milestone payments or royalties under the Collaboration Agreement;

  the development of imetelstat may be terminated or significantly delayed;

  we would bear all of the risks and costs related to the further clinical development, manufacturing, regulatory approval and commercialization of imetelstat;

  we would need to raise additional capital if we were to choose to internally pursue imetelstat development on our own or establish alternative collaborations with third-party collaboration partners, which may not be possible, or we may not be able to do so on terms that are acceptable to us, in which case it may be necessary for us to limit the size or scope of the imetelstat development program or seek additional funding by other means to accommodate the increased expenditures; and

  we would need to hire additional employees to support the development and commercialization of imetelstat, which would increase our need for additional funding.

Delays in the initiation of, or the inability to initiate, subsequent clinical trials of imetelstat, such as the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, could result in increased development costs and would delay our ability to earn revenues from milestone payments or royalties from the Collaboration Agreement with Janssen.

To date, we have not initiated any clinical trials evaluating imetelstat in any hematologic myeloid malignancies (other than essential thrombocythemia), including myelofibrosis, or MF. Advancing clinical development of imetelstat will be influenced by results from existing clinical trials, such as the ongoing clinical trial in MF and other myeloid malignancies being conducted at Mayo Clinic, known as the MF Pilot Study, and potential future clinical trials of imetelstat in hematologic myeloid malignancies, such as the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. The commencement of potential future clinical trials of imetelstat could be delayed or abandoned for a variety of reasons, including as a result of failures or delays in:

  obtaining regulatory clearance to commence subsequent clinical trials of imetelstat in a timely manner, or at all, in the United States or other countries;

  the inability to properly design, conduct and/or complete current and potential future clinical trials of imetelstat, including the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement;

  commencing, enrolling or completing potential future clinical trials, including the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, and promptly or adequately reporting data from such trials;

  demonstrating sufficient safety and efficacy in future Phase 2 clinical trials, including the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, to obtain regulatory clearance to commence subsequent clinical trials;

  manufacturing sufficient quantities of imetelstat;

  producing imetelstat in a manner that meets the quality standards of the U.S. Food and Drug Administration, or FDA, and other regulatory agencies;

  ensuring the ability to manufacture imetelstat at acceptable costs for Phase 3 clinical trials and commercialization;

  obtaining clearance or approval of proposed trial designs or manufacturing specifications from the FDA and other regulatory authorities;

  reaching agreement on acceptable terms and on a timely basis, if at all, with collaborators and vendors located in the United States or foreign jurisdictions, including contract research organizations, laboratory service providers and trial sites, on all aspects of clinical trials;

  obtaining institutional review board or ethics committee approval to conduct clinical trials at prospective clinical trial sites; and

  securing and successfully screening appropriate subjects for participation in clinical trials.

Failures or delays with respect to any of these events could adversely affect the ability to initiate, maintain or successfully complete any subsequent clinical trials of imetelstat, which could increase development costs, impair our ability to earn revenues from milestone payments or royalties from the Collaboration Agreement with Janssen or cause Janssen to terminate the Collaboration Agreement, any of which could adversely impact our financial results and severely and adversely affect our business prospects.

If there are any safety or efficacy results that cause the benefit-risk profile of imetelstat to become unacceptable, the clinical development of imetelstat would be delayed or halted, and as a result, Janssen may terminate the Collaboration Agreement, which would severely and adversely affect our business prospects, and may cause us to cease operations.

Imetelstat may prove to have undesirable or unintended side effects or other characteristics adversely affecting its safety, efficacy or cost effectiveness that could prevent or limit its approval for marketing and successful commercial use, or that could delay or prevent the commencement and/or completion of clinical trials for imetelstat. For example, although the FDA removed the full clinical hold on our Investigational New Drug, or IND, application for imetelstat, if patients in current or future clinical trials experience similar or more severe hepatotoxicity, including elevations of liver function tests or severe hepatic adverse events, our IND for imetelstat may again be placed on clinical hold, and we, in collaboration with Janssen, may be precluded from further developing the drug. In addition, if regulatory submissions requesting approval to market imetelstat are submitted, after reviewing the data in such submissions, the FDA and regulatory agencies in other countries may conclude that the overall benefit-risk profile of imetelstat treatment, including hepatotoxicity or severe hepatic adverse events, may preclude approval of imetelstat for marketing or further development for any indications, including hematologic malignancies. Any of these events would severely harm our business and prospects, and would likely cause us to cease operations.

Further, in our Phase 1 clinical trials of imetelstat, we observed dose-limiting toxicities, including reduced platelet count, or thrombocytopenia, when the drug was used as a single agent, and reduced white blood cell count, or neutropenia, when the drug was used in combination with paclitaxel, as well as a low incidence of severe infusion reactions. In our Phase 2 clinical trials of imetelstat in essential thrombocythemia, or ET, multiple myeloma, or MM, and solid tumors, we have observed hematologic toxicities as well as gastrointestinal events, infections, muscular and joint pain, fatigue and infusion reactions. In addition, in our Phase 2 clinical trials of imetelstat, we have observed liver function test, or LFT, abnormalities, the clinical significance and long-term consequences of which are currently undetermined. In our Phase 2 trial in ET, one patient died of bleeding esophageal varices, a complication of chronic liver disease, which was assessed by the investigator as possibly related to imetelstat. In the MF Pilot Study, myelosuppression has been the primary dose-limiting toxicity reported to date, consistent with our observations in previous Geron-sponsored imetelstat studies. However, during the MF Pilot Study, more persistent and profound myelosuppression, particularly thrombocytopenia, was observed with imetelstat administered on a weekly basis. This included one case of febrile neutropenia after prolonged myelosuppression with intracranial hemorrhage resulting in patient death, which was assessed as possibly related to imetelstat by the investigator. Since the MF Pilot Study is an ongoing study with additional data being generated, the benefit-risk profile of imetelstat in MF will continue to be assessed, including the risk of hepatotoxicity.

Clinical trials by their nature examine the effect of a potential therapy in a sample of the potential future patient population. As such, clinical trials conducted with imetelstat, to date and in the future, may not uncover all possible adverse events that patients treated with imetelstat may experience. In collaboration with Janssen, we may in the future observe or report dose-limiting or hematologic toxicities or other safety issues in potential future clinical trials of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. Likewise, because previously enrolled patients continue to receive imetelstat in the MF Pilot Study, additional or more severe toxicities or safety issues in the MF Pilot Study, including additional serious adverse events and LFT abnormalities, may be observed or reported as patient treatment continues and more data become available. If such toxicities or other safety issues in any clinical trial of imetelstat result in an unacceptable benefit-risk profile, then:

  the commencement and/or completion of any current or future clinical trials, including the MF Pilot Study and the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, would likely be delayed or prevented;

  the MF Pilot Study or any potential future clinical trials, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, may be placed on clinical hold or halted by regulatory authorities, such as the previous clinical holds placed by the FDA on our IND for imetelstat and the IND for the MF Pilot Study; or

  additional, unforeseen trials or preclinical studies may be required to be conducted.

The occurrence of any of these events would likely cause Janssen to abandon their development of imetelstat entirely and terminate the Collaboration Agreement. Any termination of the Collaboration Agreement by Janssen would have a material adverse effect on our results of operations, financial condition, business prospects and the future of imetelstat, any of which may cause us to cease operations.

Our decision to exercise our U.S. Opt-In Rights under the Collaboration Agreement with Janssen for imetelstat must be made within a limited time after Janssen makes its Continuation Decision and, as a result, we may make a substantial capital investment based on limited clinical data.

We must elect to exercise our U.S. Opt-In Rights within a short timeframe following Janssen’s Continuation Decision. Although we will receive information from Janssen regarding data from the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study, proposed future clinical development plans and costs, estimates in timing for commercializing imetelstat and related promotional activities, and calculation of our share of development costs incurred to date by Janssen that we will be required to reimburse if we exercise our U.S. Opt-In Rights, we will be required to rapidly decide whether to make a substantial capital investment in imetelstat prior to the conclusion of any Phase 3 registration-enabling clinical trial. Accordingly, if imetelstat were to become unsuccessful in any Phase 3 registration-enabling clinical trial or fails to receive regulatory approval, we would not receive any financial return on this substantial capital investment. Such an occurrence would negatively impact our financial condition and results of operations.

We may not be able to successfully acquire or in-license new product opportunities for development, which would limit our growth and revenue potential.

Assuming that the Collaboration Agreement becomes effective and Janssen elects to advance the development of imetelstat under the Collaboration Agreement, we plan to diversify our sole product candidate development risk by identifying and seeking to acquire or in-license new product opportunities for development. However, we may not be able to identify promising new product candidates. In addition, the competition to acquire or in-license rights to promising product candidates is fierce, and many of our competitors are large, multinational pharmaceutical and biotechnology companies with considerably more financial, development and commercialization resources and experience than we have. Thus, even if we succeed in identifying promising new product candidates, we may not be able to acquire rights to them on acceptable terms, or at all. In any event, any growth through acquisition or in-licensing will depend upon our identifying and obtaining product candidates, our ability to develop those product candidates and the availability of funding to complete the development of, obtain regulatory approval for and commercialize these product candidates. If we are unable to identify and acquire new product candidates, we will be unable to diversify our sole product candidate development risk, and our growth and revenue potential could be limited.

We may not be able to successfully retain key personnel to support our collaboration with Janssen or to manage any future growth.

Under the terms of the Collaboration Agreement, we and Janssen will create a joint governance structure, including committees and working groups, to manage worldwide regulatory, development, manufacturing and commercialization activities for imetelstat, and we will have significant responsibilities to oversee and participate in the collaboration with Janssen. In addition, we will remain responsible for prosecuting, at Janssen’s direction, the patents we licensed to Janssen, and have sole responsibility for those patents that were not licensed to Janssen. If we are unable to successfully retain, motivate and incentivize our personnel, our ability to support the Collaboration Agreement with Janssen could be impaired, and our business and the price of our common stock would be adversely impacted.

In addition, our future growth success depends to a significant extent on the skills, experience and efforts of our executive officers and key members of our clinical and scientific staff. We face intense competition for qualified individuals from numerous pharmaceutical, biopharmaceutical and biotechnology companies, as well as academic and other research institutions. The previous restructurings we implemented, as well as our collaboration with Janssen and uncertainties regarding our ability to diversify our sole product candidate development risk, could have an adverse impact on our ability to retain and recruit qualified personnel or we may incur unanticipated inefficiencies caused by our reduced personnel resources. We may be unable to retain our current personnel or attract or assimilate other highly qualified management and clinical personnel in the future on acceptable terms. The loss of any or all of these individuals could harm our business and could impair our ability to support our collaboration with Janssen or to support future growth.

We and certain of our officers have been named as defendants in three purported securities lawsuits, two of which are securities class action lawsuits, and certain of our officers and directors have been named as defendants in a derivative lawsuit. These, and potential similar or related lawsuits, could result in substantial damages, divert management's time and attention from our business, and have a material adverse effect on our results of operations. These lawsuits and any other lawsuits to which we are subject will be costly to defend or pursue and are uncertain in their outcome.

Securities-related class action lawsuits and derivative litigation has often been brought against companies, including many biotechnology companies, which experience volatility in the market price of their securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies often experience significant stock price volatility in connection with their product development programs.

On March 14, 2014, a purported securities class action lawsuit was commenced in the United States District Court for the Northern District of California, or the California District Court, naming as defendants us and certain of our officers. The lawsuit alleges violations of the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by us related to our Phase 2 trial of imetelstat in patients with ET or polycythemia vera, or PV. The plaintiff alleges, among other things, that we failed to disclose facts related to the occurrence of persistent low-grade LFT abnormalities observed in our Phase 2 trial of imetelstat in ET or PV patients and the potential risk of chronic liver injury following long-term exposure to imetelstat. The plaintiff seeks damages and an award of reasonable costs and expenses, including attorneys' fees.

On March 28, 2014, a second purported securities class action lawsuit was commenced in the California District Court, naming as defendants us and certain of our officers. This lawsuit, which is based on the same factual background as the purported securities class action lawsuit that commenced on March 14, 2014, also alleges violations of the Securities Exchange Act of 1934 and seeks damages and an award of reasonable costs and expenses, including attorneys' fees.

On June 30, 2014, both of the foregoing lawsuits, or the Class Action Lawsuits, were consolidated for all purposes, and a lead plaintiff and lead counsel were appointed by the California District Court. On July 21, 2014, the California District Court ordered the lead plaintiff to file its consolidated amended complaint in the Class Action Lawsuits, which was filed on September 19, 2014. Our response to the consolidated amended complaint is due by November 18, 2014.

On June 6, 2014, a purported securities lawsuit, not styled as a class action, was commenced in the United States District Court for the Southern District of Mississippi, or the Mississippi District Court, naming as defendants us and certain of our officers. This lawsuit, which is based on the same factual background as the Class Action Lawsuits, also alleges violations of the Securities Exchange Act of 1934 and seeks damages and an award of reasonable costs and expenses, including attorneys' fees. On August 11, 2014, we filed a motion to transfer the purported securities lawsuit filed in the Mississippi District Court to the California District Court so it can be consolidated with the purported Class Action Lawsuits. On November 4, 2014, the Mississippi District Court granted our motion and transferred the case to the California District Court, and we intend to seek to consolidate the transferred case with the purported Class Action Lawsuits filed in the California District Court.

On April 21, 2014, a stockholder purporting to act on our behalf filed a derivative lawsuit in the Superior Court of California for the County of San Mateo against certain of our officers and directors. The lawsuit alleges breaches of fiduciary duties by the defendants and other violations of law. In general, the lawsuit alleges that the defendants caused or allowed the dissemination of allegedly false and misleading statements related to our Phase 2 trial of imetelstat in patients with ET or PV. The plaintiff is seeking unspecified monetary damages and other relief, including reforms and improvements to our corporate governance and internal procedures.

It is possible that additional suits will be filed, or allegations received from stockholders, with respect to these same or other matters and also naming us and/or our officers and directors as defendants. These lawsuits and any other related lawsuits are subject to inherent uncertainties, and the actual defense and disposition costs will depend upon many unknown factors. The outcome of these lawsuits is necessarily uncertain. We could be forced to expend significant resources in the defense against these lawsuits and we may not prevail. In addition, we may incur substantial legal fees and costs in connection with these lawsuits. We currently are not able to estimate the possible cost to us from these matters, as these lawsuits are currently at an early stage, and we cannot be certain how long it may take to resolve these matters or the possible amount of any damages that we may be required to pay. We have not established any reserve for any potential liability relating to these lawsuits. It is possible that we could, in the future, incur judgments or enter into settlements of claims for monetary damages. A decision adverse to our interests on these actions could result in the payment of substantial damages, or possibly fines, and could have a material adverse effect on our cash flow, results of operations and financial position.

We may also be subject to litigation arising from our proposed or completed strategic transactions or if the results of our business and collaboration activities are not successful.

On October 1, 2013, we closed the transaction to divest our human embryonic stem cell assets and our autologous cellular immunotherapy program pursuant to the terms of the previously disclosed asset contribution agreement, or the Contribution Agreement, that we entered into in January 2013 with BioTime, Inc., or BioTime, and BioTime's subsidiary, Asterias Biotherapeutics, Inc., or Asterias (formerly known as BioTime Acquisition Corporation). On November 13, 2014, we announced that we had entered into the Collaboration Agreement with Janssen to develop and commercialize imetelstat worldwide. We may face litigation arising from or related to the value received by our stockholders, if any, from the Asterias Series A common stock and/or the warrants to purchase BioTime common stock distributed by Asterias under the Contribution Agreement, or our role as a named underwriter with respect to our distribution of the Asterias Series A common stock, or we may face litigation based on other matters related to the Contribution Agreement and the Collaboration Agreement or the transactions contemplated thereby, including the delays we experienced with respect to completing our distribution of the Asterias Series A common stock or if we are unable to generate substantial value under the Collaboration Agreement with Janssen or such collaboration is not otherwise successful.

As a result of these and other factors, we may be exposed to a number of litigation risks related to the transactions contemplated by the Contribution Agreement and the Collaboration Agreement, including declines or fluctuations in our stock price, additional advisor and legal fees, distractions to our management caused by activities undertaken in connection with resolving any disputes related to the transactions, or the loss of important contractual rights. As another example, some of our investors purchased shares of our common stock because they were interested in the opportunities presented by our human embryonic stem cell programs. Thus, certain stockholders may have attributed substantial financial value to our stem cell assets and may believe that the Asterias Series A common stock, BioTime warrants and/or cash received in the distributions contemplated by the Contribution Agreement were inadequate consideration for such assets.

Similarly, the announcement and/or completion of these strategic transactions could result in litigation arising out of any claims that our stockholders suffered financial losses due to the transactions, the approval of our stockholders was required under applicable law or otherwise should have been obtained prior to the completion of either or both of these transactions, or that our officers and directors breached their fiduciary duties in connection with the approval and completion of these transactions. Although we believe that stockholder approval was not required under applicable law in order to complete either or both of these transactions and therefore we neither sought nor intend to seek such stockholder approval, it is possible that persons who were stockholders at the time of the applicable transaction may claim that their approval was required, in which case litigation could follow, which could result in substantial damages to us and/or could negatively affect our rights and obligations under either of these agreements or, in the case of the Collaboration Agreement, could result in the termination of that agreement.

Likewise, our stockholders may believe that the financial and other terms of the Collaboration Agreement are not favorable to either us or our stockholders, including any belief that that the potential payments we may receive under the Collaboration Agreement are inadequate. Litigation brought by our stockholders challenging the validity of, or financial losses resulting from, these transactions could also result in claims against us by Asterias and/or Janssen, and each of the Contribution Agreement and the Collaboration Agreement provide for indemnification by us of BioTime and Janssen, respectively, against all losses and expenses relating to breaches of our representations, warranties and covenants in the applicable agreement, which could expose us to further financial obligations and damages. The occurrence of any one or more of the above could have a significant adverse impact on our business and financial condition.

In addition, if the results of our business and collaboration activities are not successful, including without limitation, if:

  we or Janssen are otherwise unable to continue development of imetelstat due to actions by regulatory authorities, such as the previous full clinical hold that was placed by the FDA on our IND for imetelstat in March 2014;

  we, Janssen or any investigators ascertain that the use of imetelstat results in significant systemic or organ toxicities, including hepatotoxicity, or other safety issues resulting in an unacceptable benefit-risk profile;

  the conduct of previous clinical trials, such as the MF Pilot Study, and future clinical trials, such as the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, results in patient injury or death, or any failure to meet regulatory and compliance requirements;

  the final or any preliminary results from the MF Pilot Study, or any subsequent clinical trial of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, are not deemed to be successful; or

  Janssen discontinues the further development of imetelstat and terminates the Collaboration Agreement,

our stock price would likely decline further, and future litigation may result. A decision adverse to our interests in any such lawsuits could result in the payment of substantial damages by us, and could have a material adverse effect on our cash flow, results of operations and financial position or could otherwise severely harm our business.

Our business may also bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. For example, we are subject to the risk of possible disagreements with Janssen, including those regarding the development and/or commercialization of imetelstat, interpretation of the Collaboration Agreement and ownership of proprietary rights. As a result of possible disagreements with Janssen, we also may become involved in litigation or arbitration, which would be time-consuming and expensive. Monitoring, initiating and defending against legal actions, including our currently-pending securities-related lawsuits and derivative litigation, are time-consuming for our management, are likely to be expensive and may detract from our ability to fully focus our internal resources on our business activities. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise negatively affect our legal or contractual rights, which could have a significant adverse effect on our business. In addition, the inherent uncertainty of such litigation, including our currently-pending securities-related lawsuits and derivative litigation, could lead to increased volatility in our stock price and a decrease in the value of our stockholders’ investment in our common stock.

RISKS RELATED TO CLINICAL AND COMMERCIALIZATION ACTIVITIES

The research and development of imetelstat is subject to numerous risks and uncertainties.

The science and technology of telomere biology, telomerase and our proprietary oligonucleotide chemistry are relatively new. There is no precedent for the successful commercialization of a therapeutic product candidate based on these technologies. In collaboration with Janssen, we must undertake significant research and development activities to develop imetelstat, our sole product candidate, based on these technologies which may take years to accomplish, if at all.

Because of the significant scientific, regulatory and commercial challenges that must be overcome for the research, development and commercialization of imetelstat to be successful, the development of imetelstat in hematologic myeloid malignancies, including MF and myelodysplastic syndromes, or MDS, or any other indications, may be delayed or abandoned, even after significant resources have been expended on it. Our decisions to discontinue our Phase 2 clinical trial of imetelstat in metastatic breast cancer in September 2012, and to discontinue our development of imetelstat in solid tumors with short telomeres in April 2013, are examples of this. Any further delay or abandonment of the development of imetelstat in hematologic myeloid malignancies would have a material adverse effect on our collaboration with Janssen which could result in the termination of the Collaboration Agreement. Any of these events would likely result in the failure of our business.

Success in early clinical trials may not be indicative of results in subsequent clinical trials. Likewise, preliminary data reported by investigators from time-to-time are subject to review or verification procedures that could result in material differences to final data and may change as more patient data become available.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Data from our preclinical studies and Phase 1 and Phase 2 clinical trials of imetelstat, as well as preliminary, additional or updated data from the MF Pilot Study, should not be relied upon as evidence that subsequent or larger-scale clinical trials of imetelstat will succeed. The positive efficacy results we have obtained from the patients enrolled in the Phase 2 clinical trial of imetelstat in ET may not predict the future therapeutic benefit of imetelstat, if any, in other hematologic myeloid malignancies, including MF. For example, the known LFT abnormalities and dose-limiting toxicities associated with imetelstat, such as profound thrombocytopenia and febrile neutropenia and other safety issues, including death, that have been observed in both Geron-sponsored and investigator-sponsored trials, including the MF Pilot Study, could cause complexities in treating patients with MF and could result in the discontinuation of the MF Pilot Study and any future clinical trials of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. Also, the criteria used to assess efficacy in the MF Pilot Study have not been validated for clinical use and may not be considered by the FDA or other regulatory agencies to be accurate predictors of efficacy for different endpoints that may be required by the FDA or other regulatory agencies for Phase 3 clinical trials.

In addition, although we have assumed responsibility as the trial sponsor of the MF Pilot Study, the MF Pilot Study was initiated by an independent physician investigator and therefore we will continue to rely on the investigator’s plan and design of the trial. The preliminary efficacy results of the MF Pilot Study presented by the investigator at the American Society of Hematology, or ASH, annual meeting in December 2013 were based solely on data from the first two cohorts of the MF Pilot Study, consisting of 22 patients, and we are currently assessing the recent data and information we have received from Mayo Clinic upon the transfer of the study to us in September 2014. These preliminary results were further updated in an abstract published online by ASH in November 2014 that reported data from 33 patients in the MF Pilot Study. These preliminary results will need to be confirmed in one or more larger Phase 2 and Phase 3 trials in MF at multiple treating centers. The results reported by us or by the investigator in the MF Pilot Study may not be confirmed in any subsequent imetelstat trials conducted in the future, including the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, or by any other investigator or group of investigators, or in any trial enrolling a larger number of patients or conducted at multiple treating centers, and thus should not be relied upon as indicative of future clinical results of imetelstat in MF or any other hematologic myeloid malignancy.

In addition, from time-to-time, we may report or announce preliminary data from current or potential future clinical trials, such as the Initial Phase 2 MF Study and Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. For example, we announced our analysis of preliminary efficacy data from the first two cohorts of the MF Pilot Study in December 2013. Since those data were preliminary, the final data from the MF Pilot Study may be materially different than the data we previously reported in December 2013 or reported in the abstract published online by ASH in November 2014. Since patients previously enrolled in the MF Pilot Study continue to receive imetelstat, safety and efficacy data continue to be generated, and such additional and updated data may materially change the overall conclusions from the preliminary data presented by the investigator at the ASH annual meeting in December 2013 or in the abstract published online by ASH in November 2014. Therefore, such preliminary data should be considered carefully and with caution. Additional and updated data from the MF Pilot Study are also subject to any review or verification procedures we may conduct as the trial sponsor for the MF Pilot Study, and since this could result in material differences from the data reported by the investigator, additional or updated data that may be reported by the investigator from the MF Pilot Study should be considered carefully and with caution. For example, we have not independently analyzed the data selected by the investigator that is contained in the abstract published online by ASH in November 2014. Our analyses may result in conclusions that are materially different from the investigator’s analyses and therefore this data should be considered carefully and with caution.

Material adverse changes in final data from the MF Pilot Study could jeopardize our Collaboration Agreement with Janssen and if Janssen were to terminate the Collaboration Agreement, our business prospects would severely and adversely affected. Even if final safety and efficacy data from the MF Pilot Study are positive, significant additional clinical testing will be necessary for the future development of imetelstat in MF. Any such final safety and efficacy data from the MF Pilot Study may not be reproducible in future clinical trials, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement.

Before Janssen can seek to obtain regulatory approval for the commercial sale of imetelstat, multiple clinical trials, including larger-scale Phase 3 clinical trials, will need to be conducted to demonstrate that imetelstat is safe and effective for use in a diverse population. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials. If imetelstat cannot be developed in future clinical trials, including Phase 3 clinical trials, our Collaboration Agreement with Janssen will be negatively impacted and could be terminated altogether, and our business may fail.

Conducting and completing potential future clinical trials of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, on a timely basis is subject to risks and uncertainties.

Delays or terminations of potential future clinical trials, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, could be caused by matters such as:

  not receiving timely regulatory clearances or approvals in any jurisdiction, whether within or outside of the United States, including, if we, Janssen or future investigators do not obtain regulatory clearance to commence studies of imetelstat in MF, MDS or any additional hematologic myeloid malignancies in a timely manner or at all, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement;

  the inability to maintain our IND for imetelstat or the IND that we received from the investigator for the MF Pilot Study without such INDs being placed on full or partial clinical hold by the FDA either independent of or in connection with our transferring such INDs to Janssen;

  the inability to properly design, conduct and/or complete current and potential future clinical trials of imetelstat, including the MF Pilot Study and the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement;

  data showing lack of effectiveness of imetelstat during clinical trials, or results that do not demonstrate statistically significant efficacy;

  safety issues, side effects or dose-limiting toxicities, including any additional or more severe safety issues related to imetelstat in addition to those which have been observed to date in Geron-sponsored or investigator-sponsored trials, whether or not in the same indications or therapeutic areas;

  disruptions due to drug supply or quality issues;

  not receiving acceptance of new manufacturing specifications or procedures or clinical trial protocol amendments by regulatory authorities;

  failure by investigators conducting future clinical trials of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, to timely commence, enroll, complete or report data from such clinical trials;

  not receiving timely institutional review board or ethics committee approval of clinical trial protocols or protocol amendments;

  delays in patient enrollment due to size or nature of patient population, nature of protocols, proximity of patients to clinical sites, availability of effective treatments for the relevant disease and eligibility criteria for the trial;

  inability to retain patients to complete clinical trials or to return for post-treatment follow-up;

  difficulty in obtaining or accessing necessary clinical data, including additional and future data from the MF Pilot Study, which may result in incomplete data sets;

  unavailability of any study-related treatment (including comparator therapy);

  issues or disputes with key vendors of clinical services, such as contract research organizations, clinical trial sites and laboratory service providers; or

  governmental or regulatory delays in any jurisdiction, whether within or outside of the United States, information requests, clinical holds, such as the previous clinical holds placed by the FDA on our IND for imetelstat and the IND for the MF Pilot Study, and changes in regulatory requirements, policies and guidelines.

Advancing clinical development of imetelstat in the United States is dependent on obtaining positive results from existing and potential future clinical trials of imetelstat in hematologic myeloid malignancies, including additional and future data from the MF Pilot Study and the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement with Janssen. Obtaining additional and future data from the MF Pilot Study may provide additional insights into the further development of imetelstat for MF, MDS or acute myelogenous leukemia, or AML, including with respect to Janssen’s ability to initiate the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. Accordingly, a delay in the timely completion of the MF Pilot Study, including any delay caused by any future clinical hold placed on our IND for imetelstat or the IND for the MF Pilot Study by the FDA, could have a material adverse effect on advancing the development of imetelstat to subsequent clinical trials, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. Also, adverse safety results from clinical trials of imetelstat, including those results that have been reported and those that may in the future be reported from the MF Pilot Study or the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, could delay or prevent the initiation or continuation of further clinical development of imetelstat, whether under the Collaboration Agreement or otherwise. Occurrence of any of these events would delay the timing of any Continuation Decision Janssen could provide to us or could cause Janssen to terminate the Collaboration Agreement which would severely and adversely affect the future of imetelstat and our business prospects.

In addition, enrollment goals for potential future clinical trials of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, may not be met. The inability to retain or treat patients who have enrolled in a clinical trial but may be prone to withdraw due to side effects from imetelstat, lack of efficacy or personal issues, or who are lost to further follow-up, could result in clinical trial delays, the inability to complete clinical trials, or incomplete data sets. Further, any future clinical trials may be overseen by an internal safety monitoring committee, or ISMC, and an ISMC may determine to delay or suspend one or more of these trials due to safety or futility findings based on events occurring during a clinical trial. Data that we have received or that we or Janssen may in the future receive from investigators may be flawed or incomplete if the investigators fail to follow appropriate clinical or quality practices. Delays in timely initiation or completion of clinical testing of imetelstat could increase research and development costs and could prevent or would delay obtaining regulatory approval for imetelstat, either of which would delay the timing of any Continuation Decision Janssen could provide to us or could cause Janssen to terminate the Collaboration Agreement which would severely and adversely harm the future of imetelstat and our business prospects.

Obtaining regulatory clearances and approvals to develop and market imetelstat in the United States and other countries is a costly and lengthy process, and we cannot predict whether or when regulatory authorities will permit additional imetelstat development or approve imetelstat for commercial sale.

Federal, state and local governments in the United States and governments in other countries have significant regulations in place that govern drug research and development and may prevent us, in collaboration with Janssen, from successfully conducting development efforts or from commercializing imetelstat. Imetelstat must receive all relevant regulatory approvals before it may be marketed in the United States or other countries. Obtaining regulatory approval is a lengthy, expensive and uncertain process. Because imetelstat involves the application of new technologies and a new therapeutic approach, it may be subject to substantial additional review by various government regulatory authorities, and, as a result, the process of obtaining regulatory approvals for imetelstat may proceed more slowly than for product candidates based upon more conventional technologies, and any approval that may be received could limit the use of imetelstat.

Prior to initiating future clinical trials of imetelstat, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, the clinical trial protocols must be submitted to the FDA or regulatory authorities in other countries. Questions or comments from these agencies that must be addressed would likely delay further clinical development of imetelstat and the timing of any Continuation Decision by Janssen, which could cause Janssen to terminate the Collaboration Agreement and severely and adversely affect the future of imetelstat and our business prospects.

Prior to submission of any regulatory application seeking approval to commence commercial sales of imetelstat, extensive preclinical and clinical testing will be required to be conducted. If the interpretation of safety and efficacy data obtained from these preclinical and clinical studies varies from interpretations by the FDA or regulatory authorities in other countries, this would likely delay, limit or prevent further development and approval of imetelstat which may cause Janssen to terminate the Collaboration Agreement. For example, the FDA and regulatory authorities in other countries may require more or different data than what has been generated from our preclinical studies and our prior Geron-sponsored Phase 2 clinical trials, or that has been generated from the MF Pilot Study or may be generated by potential future clinical trials, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement. In addition, delays or rejections of regulatory approvals, or limitations in marketing authorizations, may be encountered as a result of changes in regulatory environment or regulatory agency policy during the period of product development and/or the period of review of any application for regulatory agency approval for imetelstat. We do not expect imetelstat to be approved for commercial sale for many years, if at all.

Delays in obtaining regulatory agency clearances and approvals or limitations in the scope of such clearances or approvals could:

  significantly harm the commercial potential of imetelstat;

  impose costly procedures upon future development activities;

  diminish any competitive advantages that may have been available; or

  adversely limit the amount of, or affect our ability to receive, any milestone payments or royalties under the Collaboration Agreement with Janssen.

Even if the necessary time and resources are committed by us and Janssen, the required regulatory agency clearances and approvals may not be obtained for imetelstat. Even if regulatory agency clearances and approvals are obtained to commence commercial sales of imetelstat, they may entail limitations on the indicated uses or other aspects of the product label for which imetelstat can be marketed, which could limit the potential commercial use of imetelstat, or an approval might be contingent on the performance of costly additional clinical trials that would be required after approval. The occurrence of any of these events could delay any applications for regulatory approval and therefore delay the payment of potential milestone payments to us, or, if approved for commercial sale, could reduce the market demand for imetelstat and therefore result in decreased sales and reduced royalties for us under the Collaboration Agreement. Occurrence of any of these events could negatively impact our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement, which would materially and adversely affect our business.

Failure to achieve continued compliance with government regulation could delay or halt commercialization of imetelstat, our sole product candidate.

Approved products and their manufacturers are subject to continual review, and discovery of previously unknown problems with a product or its manufacturer may result in restrictions on the product or manufacturer, including import restrictions, seizure and withdrawal of the product from the market. If approved for commercial sale, future sales of imetelstat will be subject to government regulation related to numerous matters, including the processes of:

  manufacturing;

  advertising and promoting;

  selling and marketing;

  labeling; and

  distribution.

If, and to the extent that, we are or Janssen is unable to comply with these regulations, our ability to earn potential royalties from worldwide net sales of imetelstat would be materially and adversely impacted.

Failure to comply with regulatory requirements can result in severe civil and criminal penalties, including but not limited to:

  recall or seizure of products;

  injunctions against the import, manufacture, distribution, sales and/or marketing of products; and

  criminal prosecution.

The imposition of any of these penalties or other commercial limitations could negatively impact our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement, either of which would materially and adversely affect our business, financial condition and results of operations.

Janssen’s development activities conducted under a Janssen Independent Development Plan, or IDP, may create significant reimbursement obligations for us, which could result in reduced cash inflow from future milestone payments and royalties until we have fully paid our obligations.

Under the Collaboration Agreement, Janssen may conduct certain development activities for imetelstat under a Janssen IDP if we and Janssen agree that such activities should be performed outside of the mutually agreed global clinical development plan. Although Janssen would bear all of the costs for such Janssen IDP, if we exercised our U.S. Opt-In Rights and if any data from a Janssen IDP supports approval by a regulatory agency in the United States or other countries, then we would be required to reimburse Janssen for our share of the costs of that Janssen IDP plus a small premium pursuant to the terms of the Collaboration Agreement. This cost reimbursement is payable as a lump sum up to a certain threshold upon receipt of regulatory approval for the Janssen IDP. Any remaining amounts in excess of the threshold are payable in installments by offsetting milestone payments or royalties received by us over a certain period of time at which time any remaining reimbursement amount would be payable in a lump sum. This payment mechanism could result in reduced cash inflow from future milestone payments and royalties, which would adversely affect our results of operations and financial condition.

Under the Collaboration Agreement with Janssen, if we develop imetelstat independently under our own IDP, then the success of that IDP may depend on providing adequate financial and technical resources. Failure in successfully conducting or funding our own IDP activities may adversely affect our business.

Under the Collaboration Agreement with Janssen, we may conduct certain development activities for imetelstat under a Geron IDP if we and Janssen agree that such activities should be performed outside of the mutually agreed global clinical development plan. In the event we conduct any clinical activities under a Geron IDP, we will be responsible for paying all of the development costs for the Geron IDP. Because the outcome of any clinical activities and/or regulatory approval process is highly uncertain, we cannot reasonably estimate whether any Geron IDP activities we may undertake will succeed. Since we are only eligible for reimbursement from Janssen for their share of the Geron IDP costs plus a small premium if any data from a Geron IDP supports approval by a regulatory agency in the United States or other countries, we may not recoup our investment in any Geron IDP, which could adversely affect our financial condition. In addition, we may need additional capital to support any Geron IDP activities and we cannot assure you that our existing capital resources, future interest income, potential milestone payments and royalties under the Collaboration Agreement with Janssen and potential future sales of our common stock will be sufficient to fund these future activities. If sufficient capital is not available, we may be unable to pursue activities under a Geron IDP, which could adversely affect our business.

To execute activities under a Geron IDP, we likely would be required to collaborate with contract research organizations, investigators, academic institutions, vendors, clinical trial sites, scientific consultants and others. We would be dependent upon the ability of these parties to perform their responsibilities reliably. In addition, we would have limited control over the activities of these organizations, investigators, scientific consultants and vendors. Except as otherwise required by our agreements with them, we could expect only limited amounts of their time to be dedicated to our activities. If any of these third parties were unable or refuse to contribute to projects on which we needed their help, our ability to conduct activities under a Geron IDP could be significantly harmed. Also, if the performance of these services is not of the highest quality, does not achieve necessary regulatory compliance standards, or if such organization or vendor stops or delays its performance for any reason, it would impair and delay our ability to report data from clinical activities under a Geron IDP which would, in turn, hinder our ability to make the necessary representations or provide the necessary information to regulatory authorities, if at all. As a result, we may not obtain regulatory approval and receive any reimbursement from Janssen for their share of the costs for the Geron IDP, which could adversely affect our business and financial condition.

We will be dependent on Janssen and third parties to manufacture clinical and commercial quantities of imetelstat, which could result in the delay of clinical trials or regulatory approval or lost sales.

Under the Collaboration Agreement, after a transition period, Janssen will have the responsibility to manufacture and/or manage the supply of imetelstat for clinical trials and all commercial activities. Consequently, we will be, and expect to remain, dependent on Janssen to appropriately supply imetelstat. Janssen may encounter difficulties in production scale-up, including problems involving production yields, quality control and quality assurance, and shortage of qualified personnel. Janssen may not perform as agreed or may default in its obligations to supply imetelstat for clinical trials and/or commercial activities. Janssen also may fail to deliver the required quantities of imetelstat on a timely basis. Any such failure by Janssen could delay future clinical trials and any applications for regulatory approval and therefore delay the payment of potential milestone payments to us, or, if approved for commercial sale, could impair Janssen’s ability to meet the market demand for imetelstat and therefore result in decreased sales and reduced royalties for us.

Currently, we rely on other companies for certain process development, supply of starting materials, manufacturing of drug substance and drug product or other technical and scientific work with respect to imetelstat, and we do not have direct control over their personnel or operations. We currently rely on these manufacturers to produce and deliver sufficient quantities of imetelstat to support clinical trials on a timely basis and to comply with applicable regulatory requirements. We intend to transfer certain of the agreements with these third parties to Janssen, if permitted by the terms and conditions of the respective agreements or otherwise allowed by the third parties. If these companies do not perform the work which they are contracted to perform, fail to comply with applicable cGMP regulations, do not complete the work within the expected timelines, fail to produce materials which are suitable for use in clinical trials or choose to exit the business, the ability to develop or manufacture imetelstat could be significantly harmed. For example, changes to one or more suppliers due to these or other reasons could lead to delays in drug supply. Manufacturing delays could adversely impact the initiation or completion of future clinical trials, such as the Initial Phase 2 MF Study or the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement, which may cause Janssen to terminate the Collaboration Agreement or delay the timing of any Continuation Decision that Janssen could provide to us, either of which would severely and adversely affect our business prospects.

In addition, current third-party manufacturers may need to make substantial investments to enable sufficient capacity increases and cost reductions, and to implement those regulatory and compliance standards necessary for successful Phase 3 clinical trials and commercial production. These manufacturers may not be able to achieve such capacity increases, cost reductions, or regulatory and compliance standards, and even if they do, such achievements may not be at commercially reasonable costs. We have not established long-term manufacturing commitments, and changing manufacturers may be prolonged and difficult due to inherent technical complexities and because the number of potential manufacturers is limited. It may be difficult or impossible for Janssen to find a replacement manufacturer on acceptable terms, or at all.

There are other risks and uncertainties with respect to manufacturing that could adversely impact the initiation or completion of future clinical trials. For example, one of our suppliers of active pharmaceutical ingredient for imetelstat is currently restricted by the FDA from importing materials into the United States. As another example, certain commonly used reagents and solvents may experience market shortages and, if these shortages occur, such shortages may adversely impact the ability to manufacture imetelstat. If a significant issue arises regarding manufacturing, this may cause Janssen to terminate the Collaboration Agreement or delay the timing of any Continuation Decision that Janssen could provide to us, either of which would severely and adversely affect our business prospects.

Imetelstat may not be able to be manufactured at costs or scales necessary to conduct clinical trials or potential future commercialization activities.

Oligonucleotides are relatively large molecules produced using complex chemistry, and the cost of manufacturing an oligonucleotide like imetelstat is greater than the cost of making typical small-molecule drugs. Therefore, imetelstat for clinical use is more expensive to manufacture than most other treatments currently available today or that may be available in the future. Similarly, the cost of manufacturing imetelstat for commercial use will need to be significantly lower than our current costs in order for imetelstat to become a commercially successful product. However, Janssen may not be able to achieve sufficient scale increases or cost reductions necessary for successful commercial production of imetelstat, which could result in decreased sales and reduced royalties for us.

Manufacturing imetelstat is subject to process and technical challenges and regulatory risks.

We have faced and Janssen will continue to face numerous risks and uncertainties with regard to manufacturing imetelstat. Regulatory requirements for oligonucleotide products are less well-defined than for small-molecule drugs, and there is no guarantee that Janssen will achieve sufficient product quality standards required for Phase 3 clinical trials or for commercial approval and manufacturing of imetelstat. Changes in the manufacturing processes or formulations for imetelstat that may be made during later stages of clinical development, including during Phase 3 clinical trials, may result in regulatory delays, the need for further clinical trials, rejection of a marketing application, or limitation on marketing authorization by regulatory authorities, and therefore delay the payment of potential milestone payments to us, or, if approved for commercial sale, could impair Janssen’s ability to meet the market demand for imetelstat and therefore result in decreased sales and reduced royalties for us.

We have not yet negotiated our agreement with Janssen specifying all of the terms of our U.S. Co-Promotion Option. In addition, we do not have a sales force and may not develop an effective one.

Pursuant to the Collaboration Agreement with Janssen, we have a U.S. Co-Promotion Option if we exercise our U.S. Opt-In Rights. Assuming we exercise the U.S. Co-Promotion Option, we can elect to provide 20% of the U.S. imetelstat selling effort with sales force personnel, in lieu of funding 20% of U.S. promotion costs upon regulatory approval and commercial launch of imetelstat in the United States. While the Collaboration Agreement includes the material terms of our U.S. Co-Promotion Option, we and Janssen mutually agreed to negotiate a separate agreement specifying the detailed activities and responsibilities in respect of the marketing and co-promotion of imetelstat following our election to exercise our U.S. Co-Promotion Option. We will need to negotiate this separate agreement with Janssen and, as a result, Janssen may place restrictions or additional obligations on us, including financial obligations. Any restrictions or additional obligations may restrict our co-promotion activities or involve more significant financial or other obligations than we currently anticipate. In addition, we have no sales experience as a company. There are risks involved with establishing our own sales force capabilities. Developing an internal sales force and function will require substantial expenditures and will be time-consuming, may expose us to unforeseen costs and expenses, and we may not be able to effectively recruit, train or retain sales personnel. Accordingly, we may be unable to establish our own sales force which could effectively preclude our ability to take any advantage of participating in co-promoting imetelstat in the United States. In addition, any sales force we establish may not be effective, or may be less effective than the any sales force that Janssen utilizes to promote imetelstat. In such event, the commercialization of imetelstat may be adversely affected, which could materially and adversely affect any sales milestone or royalties we may receive under the Collaboration Agreement.

Exercising our U.S. Co-Promotion Option under the Collaboration Agreement with Janssen may restrict our future commercialization and/or co-promotion activities.

The Collaboration Agreement with Janssen prohibits us from using the same sales force to co-promote imetelstat as we do to promote other products that compete with imetelstat. If we elect to co-promote imetelstat, we may therefore be required to have a separate sales force to promote other products we may develop and commercialize on our own, if any, should any of such products be competitive with imetelstat. The exercise of our U.S. Co-Promotion Option under the Collaboration Agreement with Janssen could adversely affect the efficiency and cost of our promotion efforts for any future products and, effectively, may prohibit us from exercising other potential co-promotion rights with future collaboration partners, if any.

The Collaboration Agreement limits our ability to transfer our U.S. Co-Promotion Option to a potential acquirer.

Although the Collaboration Agreement permits us to be acquired by any company, our right to transfer our U.S. Co-Promotion Option to a potential acquirer is limited, and subject to Janssen’s sole discretion under certain circumstances. If we are acquired under such limited circumstances, then we may not be able to transfer the U.S. Co-Promotion Option to such acquirer as part of the acquisition. This limiting provision may discourage potential acquisition bids for us or lower our value thus preventing holders of our common stock from benefiting from what they may believe are the positive aspects of an acquisition, including the potential realization of a higher rate of return on their investment from this type of transaction.

Significant disruptions of information technology systems or breaches of data security could adversely affect our business.

Our business is increasingly dependent on critical, complex and interdependent information technology systems, including Internet-based systems, to support business processes as well as internal and external communications. The size and complexity of our computer systems make them potentially vulnerable to breakdown, malicious intrusion and computer viruses that may result in the impairment of key business processes.

In addition, our systems are potentially vulnerable to data security breaches—whether by employees or others—that may expose sensitive data to unauthorized persons. Such data security breaches could lead to the loss of trade secrets or other intellectual property, or could lead to the public exposure of personal information (including sensitive personal information) of our employees, collaborators, clinical trial patients, customers and others.

Such disruptions and breaches of security could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO PROTECTING OUR INTELLECTUAL PROPERTY

We remain responsible for prosecuting, at Janssen’s direction, the patents we have licensed to Janssen. The success of our collaboration with Janssen will depend on our ability to protect our technologies and imetelstat, through patents and other intellectual property rights, and our and Janssen’s ability to operate without infringing the rights of others.

Protection of our proprietary technology is critically important to our business, especially with respect to our collaboration with Janssen. Our success will depend in part on our ability to obtain, enforce and extend our patents and maintain trade secrets, both in the United States and in other countries. If we are unsuccessful in either of these regards, the value of our technologies and imetelstat will be adversely affected, and we and/or Janssen may be unable to continue development of imetelstat. By way of example, we do not yet have issued compound patent coverage for imetelstat in Europe after 2020. Further, our patents may be challenged, invalidated or circumvented, and our patent rights may not provide proprietary protection or competitive advantages to us or Janssen. In the event that we or our licensors are unsuccessful in obtaining and enforcing patents, we or Janssen may not be able to further develop or commercialize imetelstat, any of which could delay future clinical trials and any applications for regulatory approval and therefore delay the payment of potential milestone payments to us, or, if imetelstat is approved for commercial sale, could impair Janssen’s ability to sell imetelstat and therefore result in decreased sales and reduced royalties for us. Occurrence of any of these events could negatively impact our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement, which would materially and adversely affect our business, and we may be unable to continue our operations.

Publication of discoveries in scientific or patent literature tends to lag behind actual discoveries by at least several months and sometimes several years. Therefore, the persons or entities that we or our licensors name as inventors in our patents and patent applications may not have been the first to invent the inventions disclosed in the patent applications or patents, or the first to file patent applications for these inventions. As a result, we may not be able to obtain patents for discoveries that we otherwise would consider patentable and that we consider to be extremely significant to the future success of imetelstat.

The patent positions of pharmaceutical and biopharmaceutical companies, including ours, are highly uncertain and involve complex legal and technical questions. In particular, legal principles for biotechnology and pharmaceutical patents in the United States and in other countries are evolving, and the extent to which we will be able to obtain patent coverage to protect our technologies and imetelstat, or enforce issued patents, is uncertain. If we or Janssen infringe the patents of others, we or Janssen may be blocked from continuing development work or be required to obtain licenses on terms that may impact the value of imetelstat or cause it to be commercially impracticable.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act, or the AIA, was signed into law. The AIA includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications will be prosecuted and may affect patent litigation. The United States Patent and Trademark Office, or the Patent Office, has developed new and untested regulations and procedures to govern the full implementation of the AIA. Many of the substantive changes to patent law associated with the AIA, and in particular, the first to file provisions, became effective on March 16, 2013. For example, under the AIA, patent rights are awarded to the first inventor to file a patent application with respect to a particular invention. Thus, our ability to protect our patentable intellectual property depends, in part, on our ability to be the first to file patent applications with respect to our inventions or joint inventions with Janssen. Delay in the filing of a patent application for any purpose, including further development or refinement of an invention, may result in the risk of loss of patent rights. The AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. Occurrence of these events could significantly impair our imetelstat patent rights which would have a material adverse effect on our business and could cause Janssen to terminate the Collaboration Agreement.

The U.S. Supreme Court, or the Court, has also issued decisions affecting patents. On June 13, 2013, in Association for Molecular Pathology v. Myriad Genetics, Inc. the Court held that claims to isolated genomic DNA were not patentable subject matter, but claims to complementary DNA (cDNA) molecules were patentable subject matter. The effect of the decision on patents for other isolated natural products is uncertain. On March 20, 2012, in Mayo Collaborative Services, DBA Mayo Medical Laboratories, et al. v. Prometheus Laboratories, Inc., the Court held that several claims drawn to measuring drug metabolite levels from patient samples and correlating them to drug doses were not patentable subject matter. The decision has created uncertainty around the ability to patent certain biomarker-related method patents. These decisions have increased the uncertainty with regard to our ability to obtain patents in the future as well as the value of current and future patents, once obtained. Depending on decisions by the U.S. federal courts and the Patent Office, the interpretation of laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents. Occurrence of these events could significantly impair our imetelstat patent rights which would have a material adverse effect on our business and could cause Janssen to terminate the Collaboration Agreement.

Challenges to our patent rights can result in costly and time-consuming legal proceedings that may prevent or limit development of imetelstat.

Our patents may be challenged through administrative or judicial proceedings. Such proceedings are typically lengthy and complex, and an adverse decision can result in the loss of important patent rights. For example, where more than one party seeks U.S. patent protection for the same technology, the Patent Office may declare an interference proceeding in order to ascertain the party to which the patent should be issued. Patent interferences are typically complex, highly contested legal proceedings, subject to appeal. They are usually expensive and prolonged, and can cause significant delay in the issuance of patents. Our pending patent applications, or our issued patents, may be drawn into interference proceedings or be challenged through post-grant review procedures, which may delay or prevent the issuance of patents, or result in the loss of issued patent rights.

Under the AIA, interference proceedings have been eliminated for patent applications filed on or after March 16, 2013, and have been replaced with other types of proceedings, including derivation proceedings. The AIA also includes post-grant review procedures subjecting U.S. patents to post-grant review procedures similar to European oppositions. U.S. patents owned or licensed by us may therefore be subject to post-grant review procedures, as well as other forms of review and re-examination. A decision in such proceedings adverse to our interests could result in the loss of valuable patent rights which would have a material adverse effect on our business and could cause Janssen to terminate the Collaboration Agreement.

Certain jurisdictions, such as Europe, New Zealand and Australia, permit oppositions to be filed against granted patents or patents proposed to be granted. Under the Collaboration Agreement, Janssen could commercialize imetelstat internationally if approved by regulatory authorities for commercial sale. Therefore, securing both proprietary protection and freedom to operate outside of the United States is important to the Collaboration Agreement with Janssen and our business.

We have been involved in both opposing the grant of patents to others through such opposition proceedings and in defending our patent applications against oppositions filed by others. These opposition proceedings required significant time and costs to protect our intellectual property rights. If we are unable to commit these types of resources for our imetelstat patent rights, we and/or Janssen could be prevented or limited in the development and commercialization of imetelstat. Occurrence of any of these events could negatively impact our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement which would severely and adversely affect our business prospects.

As more groups become engaged in scientific research and product development in the areas of telomerase biology, the risk of our patents, or patents that we have in-licensed, being challenged through patent interferences, derivation proceedings, oppositions, re-examinations, litigation or other means will likely increase. Challenges to our patents through these procedures can be extremely expensive and time-consuming, even if the outcome is favorable to us. An adverse outcome in a patent dispute could severely harm our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement, or could otherwise have a material adverse effect on our business by:

  causing us to lose patent rights in the relevant jurisdiction(s);

  subjecting us to litigation, or otherwise preventing Janssen or us from commercializing imetelstat in the relevant jurisdiction(s);

  requiring Janssen or us to obtain licenses to the disputed patents;

  forcing Janssen or us to cease using the disputed technology; or

  requiring Janssen or us to develop or obtain alternative technologies.

We or Janssen may be subject to infringement claims that are costly to defend, and as to which we may be obligated to indemnify or obtain unblocking licenses, and such claims may limit our or Janssen’s ability to use disputed technologies and prevent us or Janssen from pursuing research and development or commercialization of imetelstat.

The commercial success of imetelstat will depend upon our and Janssen’s ability to develop, manufacture, market and sell imetelstat without infringing or otherwise violating the intellectual property and other proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries, and many pharmaceutical companies, including potential competitors, have substantial patent portfolios. For example, we are aware that certain third parties have or may be prosecuting patents and patent estates that may relate to imetelstat, and while we believe these patents will expire before imetelstat is commercialized and/or that these patents are invalid and/or would not be infringed by the manufacture, use or sale of imetelstat, it is possible that the owner(s) of these patents will assert claims against us and/or Janssen in the future. Under the Collaboration Agreement, we are obligated under certain circumstances to indemnify Janssen from any claim of infringement of the patent rights of third parties in Janssen’s development, manufacture or commercialization of imetelstat, or to obtain unblocking licenses from such third parties, at our cost. In addition, we may not be aware of all intellectual property rights potentially relating to imetelstat and its uses. Thus, we do not know with certainty that imetelstat, or the intended commercialization thereof, does not and will not infringe or otherwise violate any third party’s intellectual property. Any infringement claims against us or Janssen would likely be expensive to resolve, and the cost of any indemnification of Janssen or unblocking license that we could be required to obtain under the Collaboration Agreement is unpredictable and could be significant. If we or Janssen are unable to resolve an infringement claim successfully, we or Janssen could be subject to an injunction which would prevent us or Janssen from commercializing imetelstat, and could also require us or Janssen to pay substantial damages. In addition to infringement claims, in the future we or Janssen may also be subject to other claims relating to intellectual property, such as claims that we or Janssen have misappropriated the trade secrets of third parties.

In addition, we or Janssen may become aware of discoveries and technologies controlled by third parties that are advantageous to developing or manufacturing imetelstat. In the event our technologies infringe the rights of others or require the use of discoveries and technologies controlled by third parties, we or Janssen may be prevented from pursuing research, development, manufacturing or commercialization of imetelstat, or may be required to obtain licenses to those patents or other proprietary rights or develop or obtain alternative technologies. Under the Collaboration Agreement, we are obligated under certain circumstances to indemnify Janssen from any claim of infringement of the patent rights of third parties in Janssen’s development, manufacture or commercialization of imetelstat, or to obtain unblocking licenses from such third parties, at our cost. Under such circumstances, we may initiate negotiations for licenses to other technologies as the need or opportunity arises. We, or Janssen, may not be able to obtain a license to a technology required for the research, development, manufacturing or commercialization of imetelstat on commercially favorable terms, or at all, or our licenses may be terminated on certain grounds, including as a result of our failure to comply with our obligations under such licenses. If we or Janssen do not obtain a necessary license or if such a license is terminated, we or Janssen may need to redesign our technologies or obtain rights to alternate technologies, which may not be possible, and even if possible, could cause delays in the development efforts for imetelstat. In cases where we or Janssen are unable to license necessary technologies, we and/or Janssen could be subject to litigation and prevented from developing imetelstat, and in certain circumstances we may be required to indemnify Janssen for infringement claims arising from Janssen’s development, manufacture or commercialization of imetelstat, which could materially and adversely impact our business. Failure by us or Janssen to obtain alternative technologies or a license to any technology that may be required to research, develop, manufacture or commercialize imetelstat would delay future clinical trials and any applications for regulatory approval and therefore delay the payment of potential milestone payments to us, or, if imetelstat is approved for commercial sale, could impair Janssen’s ability to sell imetelstat and therefore result in decreased sales and reduced royalties for us. Occurrence of any of these events could negatively impact our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement which would materially and adversely affect our business, and we may be unable to continue our operations. We expect that as imetelstat continues to progress in development, we will see more efforts by others to obtain patents that are positioned to cover imetelstat. Our success therefore depends significantly on our and Janssen’s ability to operate without infringing patents and the proprietary rights of others.

We may become involved in disputes with Janssen or any past or future collaborator(s) over intellectual property inventorship or ownership, and publications by our investigators, scientific consultants and research collaborators could impair our ability to obtain patent protection or protect our proprietary information, which, in either case, could have a significant impact on our business.

Inventions discovered under research, material transfer or other such collaborative agreements, including our Collaboration Agreement with Janssen, may become jointly owned by us and the other party to such agreements in some cases and the exclusive property of either party in other cases. Under some circumstances, it may be difficult to determine who invents and owns a particular invention, or whether it is jointly owned, and disputes could arise regarding inventorship and ownership of those inventions. These disputes could be costly and time consuming and an unfavorable outcome could have a significant adverse effect on our business if we were not able to protect or license rights to these inventions. In addition, clinical trial investigators, scientific consultants and research collaborators generally have contractual rights to publish data and other proprietary information, subject to review by us and/or Janssen. Publications by investigators, scientific consultants and research collaborators containing such information, either with permission or in contravention of the terms of their agreements, may impair the ability to obtain patent protection or protect proprietary information which would have a material adverse effect on our business and could cause Janssen to terminate the Collaboration Agreement.

Much of the information and know-how that is critical to our business is not patentable, and we may not be able to prevent others from obtaining this information and establishing competitive enterprises.

We sometimes rely on trade secrets to protect our proprietary technology, especially in circumstances in which we believe patent protection is not appropriate or available. We attempt to protect our proprietary technology in part by confidentiality agreements with our employees, consultants, collaborators and contractors. We cannot provide assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors, any of which would harm our business significantly.

RISKS RELATED TO OUR FINANCIAL POSITION AND NEED FOR ADDITIONAL FINANCING

We have a history of losses and anticipate continued future losses, and our continued losses could impair our ability to sustain operations.

We have incurred operating losses every year since our operations began in 1990. As of September 30, 2014, our accumulated deficit was approximately $919.5 million. Losses have resulted principally from costs incurred in connection with our research and development activities and from general and administrative costs associated with our operations. We expect to incur additional operating losses and, as clinical development activities continue under our Collaboration Agreement with Janssen, our operating losses may increase in size.

Substantially all of our revenues to date have been research support payments under collaborative agreements and milestones, royalties and other revenues from our licensing arrangements. Any revenues generated from ongoing collaborative agreements and revenues from our licensing arrangements, including the Collaboration Agreement with Janssen, may not be sufficient alone to sustain our operations. In addition, there can be no assurance that we will receive the initial $35 million payment or any milestone payments or royalties from Janssen in the future. We may be unsuccessful in entering into any new corporate collaboration, partnership or license agreements that result in revenues, or existing collaborative agreements or license arrangements, such as the Collaboration Agreement with Janssen, may be terminated or expire.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. This will result in decreases in our working capital, total assets and stockholders’ equity, which may not be offset by milestone payments or royalties from Janssen or by future financings. We will need to generate significant revenues to achieve profitability. We may not be able to generate these revenues from the Collaboration Agreement with Janssen through milestone payments or royalties, and we may never achieve profitability. Our failure to achieve profitability could negatively impact the market price of our common stock and our ability to sustain operations. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We may require additional capital to support development and commercialization of imetelstat in collaboration with Janssen and to otherwise grow our business, and our ability to obtain the necessary funding is uncertain.

We may need additional capital resources in order to support development and commercialization of imetelstat, especially if we elect to exercise our U.S. Opt-In Rights under the Collaboration Agreement and potentially independently pursue imetelstat development under our own IDP, and to otherwise support the future growth of our business, and we cannot assure you that our existing capital resources, future interest income, potential milestone payments and royalties under the Collaboration Agreement with Janssen and potential future sales of our common stock, including pursuant to our At-The-Market Issuance Sales Agreement, or sales agreement, with MLV & Co. LLC, or MLV, will be sufficient to fund future planned activities. The timing and degree of any future capital requirements will depend on many factors, including:

  the accuracy of the assumptions underlying our estimates for our capital needs;

  whether we elect U.S. Opt-In Rights to share future U.S. development and promotion costs for imetelstat under the Collaboration Agreement with Janssen;

  to the extent permitted under the Collaboration Agreement, whether we independently pursue imetelstat development under our own IDP;

  our potential reimbursement obligations to Janssen if any data from a Janssen IDP support approval by a regulatory agency in the United States or other countries;

  the achievement of development, regulatory and commercial milestones resulting in the payment to us from Janssen under the Collaboration Agreement and the timing of receipt of such payments, if any;

  changes or delays in our and Janssen’s development plans for imetelstat, including changes which may result from any future clinical holds on our IND for imetelstat or the IND that we received from the investigator for the MF Pilot Study, both of which we expect to transfer to Janssen;

  Janssen’s ability to meaningfully reduce manufacturing costs of imetelstat;

  the progress, timing, magnitude, scope and costs of clinical development, manufacturing and commercialization for imetelstat, including the number of indications being pursued, subject to permission from the FDA;

  the time and costs involved in obtaining regulatory clearances and approvals in the United States and in other countries;

  Janssen’s ability to successfully market and sell imetelstat, upon regulatory approval or clearance, in the United States and other countries;

  our decision to exercise our U.S. Co-Promotion Option, including the costs and timing of building a U.S. sales force;

  the timing, receipt and amount of royalties under the Collaboration Agreement on worldwide net sales of imetelstat, upon regulatory approval or clearance, if any;

  the sales price and availability of adequate third-party reimbursement for imetelstat;

  the cost of acquiring and/or licensing any new product candidates, if any;

  expenses associated with the pending and potential additional related purported securities lawsuits and derivative lawsuits, as well as any other litigation; and

  the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims.

In addition, changes in our business may occur that would consume available capital resources sooner than we expect. If our existing capital resources, future interest income, and potential milestone payments and royalties under the Collaboration Agreement with Janssen are insufficient to meet future capital requirements, we will need to raise additional capital to fund our operations. Further, in the event the Collaboration Agreement does not become effective or if the Collaboration Agreement is otherwise terminated, including as a result of Janssen’s failure to provide a Continuation Decision to us, we would not receive any milestone payments or royalties under the Collaboration Agreement, and we would be required to fund all clinical development, manufacturing and commercial activities for imetelstat ourselves, which would require us to raise additional capital or establish alternative collaborations with third-party collaboration partners, which may not be possible. Additional financing through public or private equity financings, including pursuant to our sales agreement with MLV, capital lease transactions or other financing sources may not be available on acceptable terms, or at all. We may raise equity capital at a stock price or on other terms that could result in substantial dilution of ownership for our stockholders. The receptivity of the public and private equity markets to proposed financings is substantially affected by the general economic, market and political climate and by other factors which are unpredictable and over which we have no control.

Our ability to raise additional funds will be severely impaired in the event of:

  any future clinical holds on any IND for imetelstat;

  failure to show adequate safety or efficacy of imetelstat in existing or potential future clinical trials; or

  a termination of the Collaboration Agreement or our collaboration with Janssen is otherwise unsuccessful.

If sufficient capital is not available, we may be unable to fulfill our funding obligations under the Collaboration Agreement with Janssen resulting in our breach of the Collaboration Agreement which could lead to Janssen paying lower milestone payments and lower royalties to us under a reduced royalty tier which could have a material adverse effect on our results of operations and financial condition.

Moreover, assuming the Collaboration Agreement with Janssen becomes effective, we plan to diversify our sole product candidate development risk by identifying and seeking to acquire or in-license new product opportunities for development. Acquisition or in-licensing opportunities that we may pursue could materially affect our liquidity and capital resources and may require us to incur indebtedness, seek equity capital or both. In addition, there can be no assurance that sufficient additional capital would be available to us in order to pursue any of these opportunities.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change taxable income or taxes may be limited. Changes in our stock ownership, some of which are outside of our control, may have resulted or could in the future result in an ownership change. If a limitation were to apply, utilization of a portion of our domestic net operating loss and tax credit carryforwards could be limited in future periods. In addition, a portion of the carryforwards may expire before being available to reduce future income tax liabilities.

RISKS RELATED TO OUR COMMON STOCK AND FINANCIAL REPORTING

Historically, our stock price has been extremely volatile.

Historically, our stock price has been extremely volatile. Between October 1, 2004 and September 30, 2014, our stock has traded as high as $12.18 per share and as low as $0.91 per share. Between October 1, 2011 and September 30, 2014, the price has ranged between a high of $7.79 per share and a low of $0.91 per share. The significant market price fluctuations of our common stock have been due to and may in the future be influenced by a variety of factors, including:

  not receiving timely regulatory clearances or approvals in any jurisdiction, whether within or outside of the United States, including, if we, Janssen or future investigators do not obtain regulatory clearance to commence studies of imetelstat in MF, MDS or any additional hematologic myeloid malignancies in a timely manner or at all, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study planned to be conducted under the Collaboration Agreement;

  developments in our collaboration with Janssen, including the termination or modification of the Collaboration Agreement or disputes regarding the collaboration, or if the Collaboration Agreement fails to become effective;

  announcements regarding the research and development of imetelstat, including clinical trial results or delays in any future clinical trials of imetelstat, or announcements regarding the results of or delays in clinical trials of imetelstat, and investor perceptions thereof;

  announcements regarding the safety of imetelstat, including announcements similar to our March 2014 announcements that the FDA had placed a full clinical hold on our IND for imetelstat and a partial clinical hold on the investigator’s IND for the MF Pilot Study due to safety concerns;

  announcements regarding our plans to discontinue certain programs or clinical trials, such as our prior announcements regarding the discontinuation of our stem cell programs and certain clinical trials;

  perception by our stockholders about the adequacy of the consideration received for the divestiture of our stem cell assets to Asterias or potential payments we may receive under the Collaboration Agreement;

  the demand in the market for our common stock;

  the experimental nature of imetelstat;

  fluctuations in our operating results;

  our declining cash balance as a result of operating losses;

  general market conditions or market conditions relating to the biopharmaceutical and pharmaceutical industries;

  announcements of technological innovations, new commercial products, or clinical progress or lack thereof by us, our collaborators, licensees, partners or our competitors;

  announcements concerning regulatory developments and proprietary rights;

  comments by securities analysts;

  large stockholders exiting their position in our common stock;

  announcements of or developments concerning pending and/or potential future litigation;

  the issuance of common stock to partners, vendors or investors to raise additional capital; and

  the occurrence of any other risks and uncertainties discussed under the heading “Risk Factors.”

Stock prices and trading volumes for many biopharmaceutical companies fluctuate widely for a number of reasons, including factors which may be unrelated to their businesses or results of operations, such as media coverage, legislative and regulatory measures and the activities of various interest groups or organizations. In addition to other risk factors described in this section, overall market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of our common stock and the return on your investment.

If we fail to meet continued listing standards of NASDAQ, our common stock may be delisted, which could have a material adverse effect on the liquidity of our common stock.

Our common stock is currently traded on the Nasdaq Global Select Market. The NASDAQ Stock Market LLC has requirements that a company must meet in order to remain listed on NASDAQ. In particular, NASDAQ rules require us to maintain a minimum bid price of $1.00 per share of our common stock. If the closing bid price of our common stock were to fall below $1.00 per share for 30 consecutive trading days or we do not meet other listing requirements, we would fail to be in compliance with NASDAQ’s listing standards. There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. If we fail to meet the minimum bid price requirement, The NASDAQ Stock Market LLC may initiate the delisting process with a notification letter. If we were to receive such a notification, we would be afforded a grace period of 180 calendar days to regain compliance with the minimum bid price requirement. In order to regain compliance, shares of our common stock would need to maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. If our common stock were to be delisted, the liquidity of our common stock would be adversely affected and the market price of our common stock could decrease.

The sale of a substantial number of shares may adversely affect the market price of our common stock.

The sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price of our common stock. As of September 30, 2014, we had 300,000,000 shares of common stock authorized for issuance and 156,934,133 shares of common stock outstanding. In addition, we had reserved 33,354,582 shares of our common stock for future issuance pursuant to our option and equity incentive plans and outstanding warrants as of September 30, 2014. Issuing additional shares could negatively affect the market price of our common stock and the return on your investment.

Future sales of our common stock, including pursuant to our sales agreement with MLV, or the issuance of common stock to satisfy our current or future cash payment obligations or to acquire technology, property, or other businesses, could cause immediate dilution and adversely affect the market price of our common stock. In addition, under the universal shelf registration statement filed by us in July 2012 and declared effective by the SEC in October 2012, we may sell any combination of common stock, preferred stock, debt securities and warrants in one or more offerings, up to a cumulative value of $96.5 million. The sale or issuance of our securities, as well as the existence of outstanding options and shares of common stock reserved for issuance under our option and equity incentive plans and outstanding warrants also may adversely affect the terms upon which we are able to obtain additional capital through the sale of equity securities, which could negatively affect the market price of our common stock and the return on your investment.

Our undesignated preferred stock may inhibit potential acquisition bids; this may adversely affect the market price of our common stock and the voting rights of holders of our common stock.

Our certificate of incorporation provides our board of directors with the authority to issue up to 3,000,000 shares of undesignated preferred stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, the market price of our common stock may be adversely affected.

In addition, if in the future, we issue preferred stock that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Provisions in our charter, bylaws and Delaware law may inhibit potential acquisition bids for us, which may prevent holders of our common stock from benefiting from what they believe may be the positive aspects of acquisitions and takeovers.

Provisions of our charter documents and bylaws may make it substantially more difficult for a third party to acquire control of us and may prevent changes in our management, including provisions that:

  prevent stockholders from taking actions by written consent;

  divide the board of directors into separate classes with terms of office that are structured to prevent all of the directors from being elected in any one year; and

  set forth procedures for nominating directors and submitting proposals for consideration at stockholders’ meetings.

Provisions of Delaware law may also inhibit potential acquisition bids for us or prevent us from engaging in business combinations. In addition, we have severance agreements with several employees and a company-wide severance plan, either of which could require a potential acquirer to pay a higher price. Either collectively or individually, these provisions may prevent holders of our common stock from benefiting from what they may believe are the positive aspects of acquisitions and takeovers, including the potential realization of a higher rate of return on their investment from these types of transactions.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors.

Our stockholders may incur U.S. federal income taxes as a result of the Series A Distribution, and non-U.S. stockholders may be subject to withholding taxes with respect to the Series A Distribution.

The Series A Distribution does not qualify as a tax-free spin-off under Section 355 of the Code. Accordingly, the fair market value of the Asterias Series A common stock at the time of the Series A Distribution and the amount of cash that was distributed could be treated as dividend income for U.S. federal income tax purposes for Geron stockholders who received shares of Asterias Series A common stock, or cash in lieu thereof, in the Series A Distribution to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), if any. Because the amount of our 2014 current earnings and profits, if any, cannot be known before the end of 2014 and because we have not performed a formal study of our accumulated earnings and profits as of the end of 2013, we can provide no assurance that the Series A Distribution will not result in any dividend income to Geron stockholders who received shares of Asterias Series A common stock, or cash in lieu thereof, in the Series A Distribution. Similarly, we can provide no assurance that the distribution of BioTime Warrants by Asterias will not result in dividend income. Any gain recognized by a Geron stockholder from the Series A Distribution or the distribution of the BioTime Warrants will be short-term capital gain if the Geron stockholder has held our stock or, as applicable, the Asterias Series A common stock for one year or less at the time of the relevant distribution.

If any dividend income or gain were recognized by Geron stockholders with respect to the Series A Distribution, then Geron stockholders could incur U.S. federal income taxes with respect to the receipt of such distribution. Similarly, if any dividend income or gain were recognized by Geron stockholders with respect to the distribution by Asterias of the BioTime Warrants, Geron stockholders could incur U.S. federal income taxes with respect to the receipt of such distribution. In addition, non-U.S. Geron stockholders may be subject to U.S. federal withholding. The lack of an active public market for the Asterias Series A common stock could limit or preclude the sale of a sufficient quantity of Asterias Series A common stock to satisfy such potential tax liabilities. As a result, Geron stockholders who received shares of Asterias Series A common stock may incur tax liabilities as a result of the Series A Distribution, but be unable to realize sufficient value from shares of any Asterias Series A common stock distributed by Geron and/or the BioTime Warrants distributed by Asterias.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we establish and maintain an adequate internal control structure and procedures for financial reporting. Our annual reports on Form 10-K must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. In addition, our independent registered public accounting firm must annually provide an opinion on the effectiveness of our internal control over financial reporting.

The requirements of Section 404 are ongoing and also apply to future years. We expect that our internal control over financial reporting will continue to evolve as our business develops. Although we are committed to continue to improve our internal control processes and we will continue to diligently and vigorously review our internal control over financial reporting in order to ensure compliance with Section 404 requirements, any control system, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that its objectives will be met. Therefore, we cannot be certain that in the future material weaknesses or significant deficiencies will not exist or otherwise be discovered. If material weaknesses or other significant deficiencies occur, these weaknesses or deficiencies could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO COMPETITIVE FACTORS

Competitors may develop technologies that are superior to or more cost-effective than ours, which may significantly impact the commercial viability of imetelstat which could cause Janssen to terminate the Collaboration Agreement and damage our ability to sustain operations.

The pharmaceutical and biotechnology industries are intensely competitive. Other pharmaceutical and biotechnology companies and research organizations currently engage in or have in the past engaged in efforts related to the biological mechanisms related to imetelstat, including the study of telomeres, telomerase and our proprietary oligonucleotide chemistry, and the research and development of therapies for the treatment of hematologic myeloid malignancies. In addition, other products and therapies that could directly compete with imetelstat currently exist or are being developed by pharmaceutical and biopharmaceutical companies and by academic institutions, government agencies and other public and private research organizations.

Many companies are developing alternative therapies to treat hematologic myeloid malignancies and, in this regard, are competitors of ours and Janssen. For example, if approved for commercial sale for the treatment of MF, imetelstat would compete against Incyte Corporation’s ruxolitinib, or Jakafi®, which is orally administered. In clinical trials, Jakafi® reduced spleen size, abdominal discomfort, early satiety, bone pain, night sweats and itching in MF patients. Recently, there have also been reports of overall survival benefit as well as improvement in bone marrow fibrosis from Jakafi® treatment. Other treatment modalities for MF include hydroxyurea for the management of splenomegaly, leukocytosis, thrombocytosis and constitutional symptoms; splenectomy and splenic irradiation for the management of splenomegaly and co-existing cytopenias, or low blood cells; chemotherapy and pegylated interferon. Drugs for the treatment of MF-associated anemia include erythropoiesis-stimulating agents, androgens, danazol, corticosteroids, thalidomide and lenalidomide. There are other investigational treatments further along in development than imetelstat, such as momelotinib by Gilead Sciences, Inc. and pacritinib by Cell Therapeutics, Inc., which are currently in Phase 3 clinical trials, and other inhibitors of the JAK-STAT pathway, as well as several investigational treatments in early phase testing such as histone deacetylase inhibitors, inhibitors of heat shock protein 90, hypomethylating agents, PI3 Kinase and mTOR inhibitors, hedgehog inhibitors, anti-LOX2 inhibitors, recombinant pentraxin 2 protein, KIP-1 activators, TGF-beta inhibitors, FLT inhibitors, and other tyrosine kinase inhibitors.

Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. We anticipate increased competition in the future as new companies explore treatments for hematologic myeloid malignancies, which may significantly impact the commercial viability of imetelstat. Academic institutions, government agencies and other public and private research organizations may also conduct research, seek patent protection and establish collaborative arrangements for research, clinical development and marketing of products similar to ours. These companies and institutions compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our imetelstat program.

In addition to the above factors, we and Janssen expect to face competition in the following areas:

  product efficacy and safety;

  convenience of product administration;

  cost of manufacturing;

  the timing and scope of regulatory consents;

  status of reimbursement coverage;

  price; and

  patent position, including potentially dominant patent positions of others.

As a result of the foregoing, competitors may develop more commercially desirable or affordable products, or achieve earlier patent protection or product commercialization than us or Janssen. Competitors have developed, or are in the process of developing, technologies that are, or in the future may be, competitive to imetelstat. Some of these products may have an entirely different approach or means of accomplishing therapeutic effects similar to those that may be demonstrated by imetelstat. Competitors may develop products that are safer, more effective or less costly than imetelstat, or more convenient to administer to patients and, therefore, present a serious competitive threat to imetelstat. In addition, competitors may price their products below what Janssen may determine to be an acceptable price for imetelstat, may receive better third-party payor coverage and/or reimbursement, or may be more cost effective than imetelstat. Such competitive products or activities by competitors may render imetelstat obsolete, which may cause Janssen to terminate the Collaboration Agreement which would severely and adversely affect our business prospects.

To be successful, imetelstat must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.

If approved for marketing, imetelstat may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize imetelstat. If approved for commercial sale, imetelstat will compete with a number of conventional and widely accepted drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of imetelstat will depend on a number of factors, including:

  the establishment and demonstration to the medical community of the clinical efficacy and safety of imetelstat;

  the ability to demonstrate that imetelstat is superior to alternatives currently on the market;

  the ability to establish in the medical community the potential advantage of imetelstat over alternative treatment methods;

  the label and promotional claims allowed by the FDA or other regulatory agencies for imetelstat, if any;

  sales, marketing and distribution support for imetelstat; and

  reimbursement policies of government and third-party payors.

The established use of conventional products competitive with imetelstat may limit or preclude the potential for imetelstat to receive market acceptance upon any commercialization. We or Janssen may be unable to demonstrate any pharmacoeconomic advantage for imetelstat compared to established or standard-of-care therapies, or newly developed therapies, for hematologic myeloid malignancies. Third-party payors may decide that any potential improvement that imetelstat may provide to clinical outcomes in hematologic myeloid malignancies is not adequate to justify the costs of treatment with imetelstat. If third-party payors do not view imetelstat as offering a better balance between clinical benefit and treatment cost compared to standard-of-care therapies or other treatment modalities currently in development, imetelstat may not be commercially viable. If the health care community does not accept imetelstat for any of the foregoing reasons, or for any other reason, our ability to earn potential milestone payments and royalties under the Collaboration Agreement with Janssen would be negatively impacted and our business prospects would be severely and adversely affected.

If acceptable prices or adequate reimbursement for imetelstat is not obtained, the use of imetelstat could be severely limited.

The ability to successfully commercialize imetelstat will depend significantly on obtaining acceptable prices and the availability of reimbursement to the patient from third-party payors. In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively known as the Affordable Care Act, became law and substantially changed the way healthcare will be financed by both governmental and private insurers, and significantly impacted the pharmaceutical industry. The Affordable Care Act contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse, which will impact existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program. Additionally, the Affordable Care Act:

  mandates a further shift in the burden of Medicaid payments to the states;

  increases the minimum level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%;

  requires collection of rebates for drugs paid by Medicaid managed care organizations;

  requires manufacturers to participate in a coverage gap discount program, under which they must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D, beginning January 2011; and

  imposes a non-deductible annual fee on pharmaceutical manufacturers or importers who sell “branded prescription drugs” to specified federal government programs.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. The American Taxpayer Relief Act of 2012, signed into law in January 2013, among other things, also reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. On March 1, 2013, the President signed an executive order implementing sequestration, and on April 1, 2013, Medicare payment reductions of 2% went into effect.

While the Affordable Care Act has likely increased the number of patients who have insurance coverage for imetelstat, it is uncertain whether its cost containment measures will adversely affect reimbursement for imetelstat. Cost control initiatives could decrease the price that we receive for imetelstat in the future. If imetelstat is not considered cost-effective or adequate third-party reimbursement for the users of imetelstat cannot be obtained, then Janssen may be unable to maintain price levels sufficient to realize an appropriate return on our investment for imetelstat, which could harm our ability to earn potential milestone payments and royalties under the Collaboration Agreement with Janssen and have an adverse impact on our financial condition, operating results and business prospects.

RISKS RELATED TO ENVIRONMENTAL AND PRODUCT LIABILITY

Activities conducted by us or Janssen involve hazardous materials, and improper handling of these materials by employees, contractors, or agents could expose us or Janssen to significant legal and financial penalties.

If we, Janssen or contractors or agents are unable to comply with federal, state and county environmental and safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials, chemicals and various radioactive compounds, considerable additional costs or liabilities could be assessed that would have a material adverse effect on our financial condition. We, Janssen, contractors or agents may be required to incur significant costs to comply with current or future environmental laws and regulations and may be adversely affected by the cost of compliance with these laws and regulations.

Although we believe that the safety procedures previously used by us for using, handling, storing and disposing of hazardous materials in our discontinued research facility complied with the standards prescribed by state and federal regulations, we may incur significant unanticipated costs associated with the closure and exit of our research facility. Further, any failure by us to control the use, disposal, removal or storage, or to adequately restrict the discharge, or assist in the clean up, of hazardous chemicals or hazardous, infectious or toxic substances in connection with the closure of our research facility could subject us to significant liabilities, including joint and several liability under certain statutes. Any such liability or costs could exceed our resources and could have a material adverse effect on our business, financial condition and results of operations. Additionally, an accident could damage the manufacturing facilities and operations of any third party contracted by us or Janssen to perform services with respect to imetelstat. Additional federal, state and local laws and regulations affecting us or Janssen may be adopted in the future. We, Janssen, or contractors or agents may incur substantial costs to comply with these laws and regulations and substantial fines or penalties if any of us violate any of these laws or regulations, which could negatively impact our collaboration with Janssen or cause Janssen to terminate the Collaboration Agreement, either of which would severely and adversely affect our business prospects.

We may not be able to obtain or maintain sufficient insurance on commercially reasonable terms or with adequate coverage against potential liabilities in order to protect ourselves against product liability claims.

Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic and diagnostic products. We may become subject to product liability claims if the use of imetelstat is alleged to have injured patients, including any injuries alleged to arise from any hepatotoxicity from imetelstat. We currently have limited clinical trial liability insurance, and we may not be able to maintain this type of insurance for any of our clinical trials or clinical trials that we may conduct in collaboration with Janssen under the Collaboration Agreement. In addition, product liability insurance is becoming increasingly expensive. Being unable to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities could have a material adverse effect on our business.

Our headquarters are located near known earthquake fault zones, and the occurrence of an earthquake or other catastrophic disaster could cause damage to our offices and equipment, which could cause delays or even require us to cease or curtail operations.

Our headquarters are located in the San Francisco Bay Area near known earthquake fault zones and are vulnerable to significant damage from earthquakes. We do not carry earthquake insurance. We are also vulnerable to damage from other types of disasters, including fires, floods, power loss, communications failures, terrorism and similar events. If any disaster were to occur, our ability to operate our business at our offices would be seriously, or potentially completely, impaired. The insurance we maintain may not be adequate to cover our losses from such disasters or other business interruptions.